Exhibit 99.1

Microbot Medical Announces Strategic Collaboration with Stryker Corporation to Develop the LIBERTY® Robotic System for Neurovascular Applications

HINGHAM, Mass., December 27, 2021 – Microbot Medical Inc. (Nasdaq: MBOT) announced that it has entered into a strategic collaboration agreement with Stryker, a leading global medical technology company. The company will collaborate with Stryker’s Neurovascular division to integrate its neurovascular instruments with Microbot’s LIBERTY Robotic System to develop the world’s first dedicated robotic procedural kits for use in certain neurovascular procedures.

“We have already ensured that the LIBERTY Robotic System has a strong and sustainable competitive advantage, and the collaboration with Stryker will allow us to further expand in the neurovascular space,” commented Harel Gadot, Chairman, CEO and President of Microbot Medical. “I believe the similarities in our innovation culture, as well as our complementary core capabilities, will allow us to establish a truly differentiated solution that will benefit all stakeholders and accelerate our goal of changing the way robotic surgery is viewed and adopted.”

The company will continue to develop the LIBERTY Robotic System independently for use in peripheral and coronary procedures. The animal feasibility studies to date support the company’s assertion that it will potentially allow physicians to safely and efficiently conduct remote catheter-based vascular procedures, and reduce the risk for radiation exposure, physical strain on the user and Hospital Acquired Infections (HAIs), without the need for cumbersome and expensive capital equipment.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the collaboration between the company and Stryker, the advancement of the LIBERTY Robotic System covered by the collaboration agreement and the potential benefits of such collaboration and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and SCS, the outcome of its studies to evaluate LIBERTY, SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754